UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 1, 2023 Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SOFO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 1, 2023, Sonic Foundry, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC that the Nasdaq Hearings Panel has determined to delist the Company’s common stock. Suspension of trading in the Company’s common stock will be effective at the open of trading on December 5, 2023.

The Company has a period of 15 days from the date of the notice letter to submit a written request for a review of the Nasdaq Hearings Panel’s delisting determination by the Nasdaq Listing and Hearing Review Council (the “Listing Council”). The Company does not plan to appeal the Nasdaq Hearings Panel’s determination and expects that a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which would remove the Company’s common stock from listing and registration on Nasdaq.

As previously disclosed, on January 6, 2023, the Nasdaq Listing Qualifications staff (the “Staff”) notified the Company that it no longer complied with the minimum bid price requirement under Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until July 6, 2023, to regain compliance with Listing Rule 5550(a)(2). On February 14, 2023, the Staff notified the Company that it failed to comply with Nasdaq’s $2,500,000 minimum stockholders’ equity requirement for continued listing or any of the alternative requirements in Listing Rule 5550(b). In that regard, the Company submitted its plan to regain compliance and was granted an extension until July 14, 2023. On July 6, 2023, the Staff notified the Company that it had determined to delist the Company as it did not comply with the bid price requirement for listing on the Exchange. The Staff also informed the Company that its equity deficiency served as an additional and separate basis for delisting. On July 13, 2023, the Company requested a hearing, which was held on September 14, 2023. On October 9, 2023, the Nasdaq Hearings Panel issued a decision in this matter granting the Company an extension until October 31, 2023. The Nasdaq Hearings Panel subsequently granted the Company an additional extension until December 1, 2023. The Company was unable to regain compliance with the rules within this time period.

Following the delisting of its common stock from the Nasdaq Capital Market, the Company will continue to be a reporting company under the Securities Exchange Act of 1934. The Company expects its common stock will commence trading on the OTC Markets Group platform at the open of trading on December 5, 2023 under the symbol “SOFO.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the beliefs and assumptions of the Company’s management and on information currently available to the Company’s management. Forward-looking statements include statements regarding the Company’s expectations regarding the trading of its common stock on the OTC Markets Group platform and its ability to continue to make all required SEC filings. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. Actual results and the timing of events could materially differ from those anticipated in these forward-looking statements as a result of certain risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

December 4, 2023	By: /s/ Kenneth A. Minor Kenneth A. Minor Chief Financial Officer

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